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                                                                     EXHIBIT 3.2



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                              THE WMF GROUP, LTD.

                          INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE





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                                    BY-LAWS

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                           AS ADOPTED ON MAY 14, 1997





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                                    BY-LAWS
                                       OF
                              THE WMF GROUP, LTD.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                                  STOCKHOLDERS


SECTION 1 - CERTIFICATES REPRESENTING STOCK.

(a)      Form

         Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by him in the corporation. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b)      Type

         Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly), paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.





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(c)      Replacement

         The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such, new certificate.

SECTION 2 - FRACTIONAL SHARE INTERESTS

The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

SECTION 3 - STOCK TRANSFERS

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.





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SECTION 4 - RECORD DATE FOR STOCKHOLDERS

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, that shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5 - MEANING OF CERTAIN TERMS

As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares," or "share of stock" or "shares of stock," or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers





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such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series that is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

SECTION 6 - STOCKHOLDER MEETINGS

(a)      Time

         The annual meeting shall be held on the date and at the time fixed by the directors provided that an annual meeting shall be held on a date within 13 months after the date of the preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

(b)      Place

         Annual meetings and special meetings shall be held at such place within or out of the State of Delaware, as the directors may, from time to time fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal place of business and headquarters of the corporation.

(c)      Call

         Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting

(d)      Notice or Waiver of Notice

         Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business that may properly come before the meeting, and shall, (if any other action that could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all





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         instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law of the State of Delaware. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address that he may have furnished by request in writing to the Secretary of the corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than 30 days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e)      Stockholder List

         The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city or other municipality or community, where the meeting is to be held, which place shall be specified in the notice of the meeting or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the





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         whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the-corporation, or to vote at any meeting of stockholders.

 (f)     Conduct of Meeting

         Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting--the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

(g)      Proxy Representation

         Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(h)      Inspectors

         The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of





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         the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

(i)      Quorum

         The holders of twenty-five percent (25%) of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting in the absence of a quorum.

(j)      Voting

         Each share of common stock shall entitle the holder thereof to one vote. Each holder of preferred stock shall be entitled to the voting rights fixed by the Board of Directors but in no event more than one vote for each share of Preferred Stock held. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and the By-Laws. In the election of directors, and for any other action, voting need not be by ballot.

SECTION 7 - STOCKHOLDER ACTION WITHOUT MEETINGS





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Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation at its the principal place of business of the corporation to the attention of the President and the Secretary of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II
                                   DIRECTORS

SECTION 1 - POWERS

The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors that the corporation would have if there were no vacancies.

SECTION 2 - QUALIFICATIONS AND NUMBER.

A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of seven (7) persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or if the number is not fixed, the number shall be seven (7). The number of directors may be increased or decreased by action of the stockholders or directors.

SECTION 3 - ELECTION AND TERM

The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators





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and shall hold of office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors with or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

SECTION 4 - MEETINGS

(a)      Time

         Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b)      Place

         Meetings shall be held at such place within or out of the State of Delaware as shall be fixed by the Board.

(c)      Call

         No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a majority of the directors in office.

(d)      Notice of Actual or Constructive Waiver

No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be





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given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

(e)      Quorum and Action

A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum provided that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws that govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.





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(f)      Telecommunications

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(g)      Chairman of the Meeting

The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

SECTION 5 - REMOVAL OF DIRECTORS

Except as may otherwise be provided by the General Corporation Law of the State of Delaware, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

SECTION 6 - COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including but not limited to an Audit Committee and a Compensation Committee. Each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General





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Corporation Law, and may authorize the seal of the corporation to be affixed to all papers that may require it.

SECTION 7 - WRITTEN ACTION

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE III
                                    OFFICERS

SECTION 1 - EXECUTIVE OFFICERS

The officers of the corporation shall consist of a President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, a Vice Chairman of the Board, one or more Executive Vice Presidents, one or more other Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Chairman or Vice Chairman of the Board, if any, need be a director. Any number of offices may be held by the same person, as the directors may determine.

SECTION 2 - TERM

Unless otherwise provided for in the resolution choosing him, each Officer shall be chosen for a term that shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided. The Board of Directors may require any officer to give security for the faithful performance of his duties. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or if the time be not specified, at the time it is accepted by action of the





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Board of Directors.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective. All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors or by the stockholders of the corporation with or without cause.

SECTION 3 - AUTHORITY AND DUTIES

All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to them. Any vacancy in any office may be filled by the Board of Directors.

SECTION 4 - THE PRESIDENT

The President shall be the chief executive officer of the Corporation. The President shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board, and shall see that all orders and resolution of the Board are carried into effect.

SECTION 5 - THE SECRETARY

The Secretary shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board of Directors, or the President, under whose supervision the Secretary shall act. The Secretary shall keep in safe custody the seal of the corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by signature of the Secretary or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and





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records as the Board of Directors may direct, and shall perform all other duties as from time to time may be assigned by the Board of Directors or the President.

SECTION 6 - THE TREASURER

The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects into the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at their regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions and of the financial condition of the corporation, and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or the President.

                                   ARTICLE IV
                                 CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE V
                                  FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.





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                                   ARTICLE VI
                  EXONERATION, INDEMNIFICATION, AND INSURANCE

SECTION 1 - EXONERATION AND INDEMNIFICATION

(a)      Exoneration

         As provided in the certificate of incorporation, and to the fullest extent permitted by the General Corporation Laws as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for breach of fiduciary duty as a director.

(b)      Indemnification

         Without limitation of any right conferred by paragraph (a) of this
         Section 1, any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the corporation, or is or was acting at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the corporation, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines, excise taxes and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with such action, suit or proceeding, in connection with any appeal therein, or in enforcing this provision; provided, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the corporation, unless a court having





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         jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification.

(c)      No Exclusivity

         The foregoing rights of exoneration and indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled, or of any power of the corporation apart from the provisions of this Section 1.

SECTION 2 - INSURANCE

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent and in the manner permitted by the applicable laws of the United States and the State of Delaware from time to time in effect, whether or not the corporation would have the power to indemnify such person under Section 1 of this Article VI.

                                  ARTICLE VII
                              AMENDMENT OF BY-LAWS

Subject to the provisions of the certificate of incorporation and the provisions of the General Corporation Law, the power to amend, alter, or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders.





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